EXHIBIT 99.1
For further information contact
Rodger W. Smith, 1-800-451-1294
FOR IMMEDIATE RELEASE
Callon Petroleum Company Reports Results
For Third Quarter, First Nine Months of 2007
     Natchez, MS (November 5, 2007)—Callon Petroleum Company (NYSE: CPE) today reported results of operations for both the three and the nine-month periods ended September 30, 2007.
     Third Quarter and Nine Months 2007 Net Income. For the quarter ended September 30, 2007, the company reported net income of $2.3 million, or $0.11 per share. This compares to net income of $9.6 million, or $0.45 per share, for the same period in 2006. For the nine months ended September 30, 2007, Callon reported net income of $10.7 million, or $0.50 per share. This compares with net income of $34.7 million, or $1.64 per share during the same period of 2006. The declines in net income for the three and nine months ended September 30, 2007, when compared to 2006, are primarily attributable to an increase in interest expense associated with the financing of the previously announced acquisition of BP’s interest in the Entrada Field, lower 2007 oil production at the Medusa Field after the completion of remedial work on the Medusa A-1 well in late 2006 restored production at a lower rate, and an increase in the depletion, depreciation and amortization rate. All per share amounts are on a diluted basis.
     Third Quarter and Nine Months 2007 Operating Results. Operating results for the three months ended September 30, 2007 include oil and gas sales of $37.9 million from average production of 45.4 million cubic feet of natural gas equivalent per day (MMcfe/d). This corresponds to sales of $44.9 million from average production of 54.3 MMcfe/d during the comparable 2006 period. The average price, after the impact of hedging, received per thousand cubic feet of natural gas (Mcf) for the quarter ended September 30, 2007 decreased to $7.73, compared to $7.79 for the quarter ended September 30, 2006. The average price, after the impact of hedging, received per barrel of oil (Bbl) in the third quarter of 2007 increased to $71.29, compared to $62.31 during 2006. Oil and gas sales for the first nine months of 2007 totaled $126.8 million from average production of 53.2 MMcfe/d. This corresponds to sales of $137.5 million from average production of 56.0 MMcfe/d during the same period in 2006. The average price, after the impact of hedging, received per Mcf in the nine-month period ended September 30, 2007 decreased to $7.97, compared to $8.20 during the first nine months of 2006, while the average price, after the impact of hedging, received per Bbl in the first nine months of 2007 increased to $62.09, compared to $58.33 during the same period in 2006.

     Third Quarter and Nine Months 2007 Discretionary Cash Flow. Discretionary cash flow for the three-month period ended September 30, 2007 totaled $21.0 million compared to $31.2 million during the comparable prior year period. Net cash flow provided by operating activities, as defined by GAAP, totaled $19.8 million and $31.4 million during the quarters ended September 30, 2007 and 2006, respectively. Discretionary cash flow for the first nine months of 2007 totaled $79.4 million compared to $100.1 million during the same period in 2006. Net cash flow provided by operating activities, as defined by GAAP, totaled $89.9 million and $106.7 million during the nine-month periods ended September 30, 2007 and 2006, respectively. (See “Non-GAAP Financial Measure” that follows and the accompanying reconciliation of discretionary cash flow, a non-GAAP measure, to net cash flow provided by operating activities.)
     Non-GAAP Financial Measure - This news release refers to a non-GAAP financial measure as “discretionary cash flow.” Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. The company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income as defined by GAAP.

Reconciliation of Non-GAAP Financial Measure:	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2007	2006	2007	2006
Discretionary cash flow	$21,012	$31,230	$79,404	$100,110
Net working capital changes and other changes	(1,248)	151	10,516	6,613

Net cash flow provided by operating activities	$19,764	$31,381	$89,920	$106,723

Production and Price Information:	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,
	2007	2006	2007	2006
Production:
Oil (MBbls)	223	381	774	1,340
Gas (MMcf)	2,840	2,710	9,883	7,241
Gas equivalent (MMcfe)	4,179	4,998	14,527	15,278
Average daily (MMcfe)	45.4	54.3	53.2	56.0

Average prices:
Oil ($/Bbl) (a)	$71.29	$62.31	$62.09	$58.33
Gas ($/Mcf)	$7.73	$7.79	$7.97	$8.20
Gas equivalent ($/Mcfe)	$9.06	$8.98	$8.73	$9.00

Additional per Mcfe data:
Sales price	$9.06	$8.98	$8.73	$9.00
Lease operating expenses	1.28	1.61	1.41	1.40

Operating margin	$7.78	$7.37	$7.32	$7.60

Depletion	$3.81	$3.00	$3.90	$2.85
General and administrative (net of management fees)	$0.62	$0.58	$0.49	$0.43

(a) Below is a reconciliation of the average NYMEX price to the average realized sales price per barrel of oil:

Average NYMEX oil price	$75.37	$70.51	$66.21	$68.23
Basis differentials and quality adjustments	(2.96)	(6.91)	(4.45)	(7.81)
Transportation	(1.12)	(1.29)	(1.13)	(1.28)
Hedging	—	—	1.46	(0.81)

Averaged realized oil price	$71.29	$62.31	$62.09	$58.33

Callon Petroleum Company
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$3,175	$1,896
Accounts receivable	21,664	32,166
Restricted investments	604	4,306
Fair market value of derivatives	2,185	13,311
Other current assets	6,385	5,973

Total current assets	34,013	57,652

Oil and gas properties, full-cost accounting method:
Evaluated properties	1,313,382	1,096,907
Less accumulated depreciation, depletion and amortization	(661,279)	(604,682)

	652,103	492,225

Unevaluated properties excluded from amortization	67,394	54,802

Total oil and gas properties	719,497	547,027

Other property and equipment, net	2,014	1,996
Restricted investments	3,959	1,935
Investment in Medusa Spar LLC	12,641	12,580
Other assets, net	8,289	4,337

Total assets	$780,413	$625,527

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$27,035	$46,611
Asset retirement obligations	7,175	14,355
Current maturities of long-term debt	—	213

Total current liabilities	34,210	61,179

Long-term debt	391,451	225,521
Asset retirement obligations	25,286	26,824
Deferred tax liability	32,330	30,054
Accrued liabilities to be refinanced	10,000	—
Other long-term liabilities	1,265	586

Total liabilities	494,542	344,164

Stockholders’ equity:
Preferred Stock, $.01 par value, 2,500,000 shares authorized;	—	—
Common Stock, $.01 par value, 30,000,000 shares authorized; 20,879,220 and 20,747,773 shares outstanding at September 30, 2007 and December 31, 2006, respectively	209	207
Capital in excess of par value	222,448	220,785
Other comprehensive income	843	8,652
Retained earnings	62,371	51,719

Total stockholders’ equity	285,871	281,363

Total liabilities and stockholders’ equity	$780,413	$625,527

Callon Petroleum Company
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Operating revenues:
Oil sales	$15,912	$23,754	$48,058	$78,133
Gas sales	21,957	21,124	78,769	59,383

Total operating revenues	37,869	44,878	126,827	137,516

Operating expenses:
Lease operating expenses	5,338	8,070	20,550	21,340
Depreciation, depletion and amortization	15,931	14,973	56,597	43,600
General and administrative	2,606	2,908	7,098	6,558
Accretion expense	904	1,082	2,959	3,832
Derivative expense	—	30	—	150

Total operating expenses	24,779	27,063	87,204	75,480

Income from operations	13,090	17,815	39,623	62,036

Other (income) expenses:
Interest expense	10,148	4,027	23,905	12,303
Other (income)	(387)	(354)	(814)	(1,354)

Total other (income) expenses	9,761	3,673	23,091	10,949

Income before income taxes	3,329	14,142	16,532	51,087
Income tax expense	1,165	4,856	6,283	17,700

Income before Medusa Spar LLC	2,164	9,286	10,249	33,387
Income from Medusa Spar LLC net of tax	104	344	403	1,313

Net income	$2,268	$9,630	$10,652	$34,700

Net income per common share:
Basic	$0.11	$0.47	$0.51	$1.74

Diluted	$0.11	$0.45	$0.50	$1.64

Shares used in computing net income:
Basic	20,800	20,650	20,728	19,919

Diluted	21,230	21,326	21,220	21,154

Callon Petroleum Company
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2007	2006
Cash flows from operating activities:
Net income	$10,652	$34,700
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	57,270	44,105
Accretion expense	2,959	3,832
Amortization of deferred financing costs	2,153	1,667
Non-cash derivative expense	—	150
Equity in earnings of Medusa Spar LLC	(403)	(1,313)
Deferred income tax expense	6,283	17,700
Non-cash charge related to compensation plans	490	718
Excess tax benefits from share-based payment arrangements	—	(1,449)
Changes in current assets and liabilities:
Accounts receivable	7,891	4,569
Other current assets	(413)	(687)
Current liabilities	896	5,404
Change in gas balancing receivable	(160)	(131)
Change in gas balancing payable	564	149
Change in other long-term liabilities	(7)	1
Change in other assets, net	1,745	(2,692)

Cash provided by operating activities	89,920	106,723

Cash flows from investing activities:
Capital expenditures	(106,899)	(122,002)
Entrada acquisition	(150,000)	—
Distribution from Medusa Spar LLC	559	849

Cash used by investing activities	(256,340)	(121,153)

Cash flows from financing activities:
Change in accrued liabilities to be refinanced	10,000	2,000
Increases in debt	213,000	63,000
Payments on debt	(48,000)	(51,000)
Deferred financing costs	(6,429)	—
Equity issued related to employee stock plans	—	(438)
Excess tax benefits from share-based payment arrangements	—	1,449
Capital leases	(872)	(200)

Cash provided by financing activities	167,699	14,811

Net increase (decrease) in cash and cash equivalents	1,279	381
Cash and cash equivalents:
Balance, beginning of period	1,896	2,565

Balance, end of period	$3,175	$2,946

     Callon Petroleum Company is engaged in the exploration, development, acquisition and operation of oil and gas properties in the Gulf Coast region. The majority of Callon’s properties and operations are concentrated in Louisiana, Alabama and the offshore waters of the Gulf of Mexico.
     This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News Releases” link on the left side of the homepage.
     It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.